UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 31, 2021

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COMMUNITY WEST BANCSHARES

(Exact name of registrant as specified in its charter)

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California	000-23575	77-0446957
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

445 Pine Avenue

Goleta, California 93117

(Address of Principal Executive Offices) (Zip Code)

(805) 692-5821

(Registrant's telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CWBC	NASDAQ

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of New Principal Officer

Community West Bancshares (Company) announced the appointment of Richard Pimentel to serve as Executive Vice President and Chief Financial Officer of the Company and its wholly-owned subsidiary, Community West Bank N.A. commencing on January 3, 2022.  A copy of the press release announcing Mr. Pimentel’s appointment is filed herewith as Exhibit 99.1.

Prior to joining the Company, Mr. Pimentel, served as Chief Financial Officer of CalPrivate Bank, La Jolla, CA from May 2019 to August 2021. Mr. Pimentel served as Senior Vice President, Corporate Finance Officer for Hanmi Bank, Los Angeles, CA from July 2016 to May 2019, Executive Vice President, Chief Financial Officer for Pan American Bank, Los Angeles, CA from June 2015 to July 2016, Executive Vice President, Chief Financial Officer for Bank of Manhattan, El Segundo, CA from 2013 to May 2015 and Senior Vice President, Finance and Treasury from May 2012 to 2013.

There have been no transactions, involving any relationship between the Company and Mr. Pimentel involving an amount that will exceed $120,000 (a “related party transaction”) other than regarding his compensation arrangements discussed below.

There are no family relationships between Mr. Pimentel and any of the directors and executive officers of the Company.

(e) Compensatory Arrangements of Principal Officer

In connection with his employment described more fully herein, the Company intends to finalize the terms of his employment in a written employment agreement. The employment agreement will be filed during the quarter in which the employment agreement is executed.

Mr. Pimentel will be paid an annual base salary of $250,000. In addition, the Company will establish a deferred compensation account for Mr. Pimentel and will credit such account an amount equal to 1% of his base salary in effect at the end of each month of his employment, with interest on the balance of the deferral account at a rate equal to the then-current rate offered by the Company on a three-year certificate of deposit. The Company will also provide Mr. Pimentel with a monthly stipend for commuting and temporary housing in the amount of $2,083.34 for twelve months.

Upon approval of the Board of Directors, it is anticipated that the Board will grant Mr. Pimentel an incentive stock option or restricted stock under the Company’s 2020 Omnibus Equity Incentive Plan that will become exercisable over a five-year period.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements. – not applicable
(b) Pro forma financial statements. – not applicable
(c) Shell Company Transactions. – not applicable
(d) Exhibits

The following exhibit is being furnished herewith:

99.1 Press Release dated December 31, 2021, titled “Richard Pimentel Joins Community West Bancshares and Community West Bank as Chief Financial Officer.”

104  Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY WEST BANCSHARES

Date: December 31, 2021	By:	/s/ Susan C. Thompson
Susan C. Thompson
Executive Vice President and Chief Financial Officer